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As filed with the Securities and Exchange Commission on April 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERON INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	77-0100596 (I.R.S. Employer Identification No.)

245 South Los Robles Avenue
Pasadena, California 91101
(626) 683-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

AMERON INTERNATIONAL CORPORATION
2004 STOCK INCENTIVE PLAN
(Full title of the plan)

Javier Solis, Esq.
Senior Vice President, Secretary and General Counsel
AMERON INTERNATIONAL CORPORATION
245 Los Robles Avenue
Pasadena, California 91101
(626) 683-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)(2)	Amount to be Registered(3)	Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(3)(4)

Common Stock	1,167,601	$33.74 per share	$17,713,500	$2,244.30

1
Includes associated rights, under the Amended and Restated Rights Agreement, dated December 16, 1996, which attach to and trade only together with the common stock of Ameron International Corporation, par value $2.50 per share.

2
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), this registration statement filed on Form S-8 (the "Registration Statement") shall also cover any additional common stock which becomes available for grant under the 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

3
The registration fee is calculated based upon 525,000 shares issuable pursuant to the 2004 Stock Incentive Plan registered on this Registration Statement. In accordance with Rule 457(b), the registration fee excludes fees relating to: (i) 61,500 shares previously registered on the registration statement on Form S-8 (Registration No. 333-61816), filed on May 29, 2001, (ii) 52,000 shares previously registered on the registration statement on Form S-8 (Registration No. 333-59697), filed on May 31, 1995 and (iii) 529,101 shares previously registered on the registration statement on Form S-8 (Registration No. 33-57308), filed on January 22, 1993, for which fees were previously paid on each respective date of filing.

4
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on April 15, 2004.

INTRODUCTION

        Ameron International Corporation, a Delaware corporation (the "Company" or the "Registrant"), hereby files this Registration Statement, relating to 1,167,601 shares of its common stock, par value $2.50 per share (the "Common Stock"), (a) 525,000 shares of which are issuable pursuant to eligible employees of the Company pursuant to the Company 2004 Stock Incentive Plan (the "2004 Plan") and (b) 642,601 shares of which were issued to eligible employees of the Company pursuant to the Company's prior stock option plans (the "Predecessor Plans") as follows: (i) 61,500 shares issued pursuant to its 2001 Incentive Stock Compensation Plan for which a prior registration statement on Form S-8 (Registration No. 333-61816) was filed on May 29, 2001, (ii) 52,000 shares issued pursuant to its 1994 Nonemployee Director Stock Option Plan for which a prior registration statement on Form S-8 (Registration No. 333-59697) was filed on May 31, 1995 and (iii) 529,101 shares issued pursuant to its 1992 Incentive Stock Compensation Plan for which a registration statement on Form S-8 (Registration No. 33-57308) was filed on January 22, 1993. Pursuant to the terms of the 2004 Plan, all outstanding stock option awards under the Predecessor Plans were incorporated into the 2004 Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

        Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

  (1)
  The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2003, as filed with the Commission on February 27, 2004;

  (2)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2004, as filed with the Commission on March 26, 2004;

  (3)
  The Company's Current Report on Form 8-K, as filed with the Commission on January 1, 2004, February 13, 2004, March 25, 2004, March 26, 2004, and March 31, 2004;

  (4)
  The description of the Common Stock contained in the Company's Registration Statement on Form 8-B, as amended, as filed with the Commission on March 19, 1986; and

  (5)
  The description of the rights to purchase stock issuable in connection with the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, as filed with the Commission on February 5, 1997.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing of such documents.

Item 4.	Description of Securities.
Not applicable.
Item 5.	Interests of Named Experts and Counsel.

        The validity of the issuance of the shares of Common Stock offered pursuant to the prospectus related hereto will be passed on for the Company by Javier Solis, Esq., Senior Vice President, Secretary and General Counsel of the Company.

Item 6.	Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The Certificate of Incorporation of the Company provides, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Company has the power to indemnify any person who was or is a part or is threatened to be made a part to any action, suit or proceeding of the type described above by reason of the fact that he or she is a director, officer, employee or agent of the Company.

        The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, such person (i) shall have breached such person's duty of loyalty to the Corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.	Exhibits.

        Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description
4.1	Ameron International Corporation 2004 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2004, and incorporated herein by reference).
4.2
Ameron International Corporation 2001 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2001, and incorporated herein by reference).
4.3*	Certificate of Incorporation of the Company.
4.4
Amended and Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2003, and incorporated herein by reference).
4.5
Amended and Restated Rights Agreement dated December 16, 1996, (previously filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 3 as filed with the Commission on February 5, 1997, and incorporated herein by reference).
5*	Opinion of Javier Solis, Esq.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Javier Solis, Esq. (included in Exhibit 5).
24*	Power of Attorney (included on Signature Pages).
*
Filed herewith.

Item 9.	Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, as of the 14th day of April, 2004.

AMERON INTERNATIONAL CORPORATION
By:	/s/ JAVIER SOLIS, ESQ. Javier Solis, Esq. Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Javier Solis, Esq. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated below.

Signature	Title	Date

/s/ JAMES S. MARLEN James S. Marlen	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 14, 2004
/s/ GARY WAGNER Gary Wagner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 14, 2004
/s/ DAVID DAVENPORT David Davenport	Director	April 14, 2004
/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	April 14, 2004

/s/ TERRY L. HAINES Terry L. Haines	Director	April 12, 2004
/s/ JOHN F. KING John F. King	Director	April 13, 2004
/s/ THOMAS L. LEE Thomas L. Lee	Director	April 12, 2004
/s/ JOHN E. PEPPERCORN John E. Peppercorn	Director	April 14, 2004
/s/ DENNIS C. POULSEN Dennis C. Poulsen	Director	April 14, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ameron International Corporation 2004 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2004, and incorporated herein by reference).
4.2
Ameron International Corporation 2001 Stock Incentive Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2001, and incorporated herein by reference).
4.3*	Certificate of Incorporation of the Company.
4.4
Amended and Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2003, and incorporated herein by reference).
4.5
Amended and Restated Rights Agreement dated December 16, 1996, (previously filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 3 as filed with the Commission on February 5, 1997, and incorporated herein by reference).
5*	Opinion of Javier Solis, Esq.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Javier Solis, Esq. (included in Exhibit 5).
24*	Power of Attorney (included on Signature Pages).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX